UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2015

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

 Item 8.01 Other Events.

On February 3, 2015, Apricus Biosciences, Inc. (the “Company”) amended its exclusive license agreement with Hexal AG, an affiliate within the Sandoz Division of the Novartis Group of Companies (“Sandoz”), for the commercialization of Vitaros®, the Company’s novel topical on-demand treatment for erectile dysfunction. In addition to the in-place collaboration in Germany, Austria, Belgium, Denmark, Finland, Iceland, Luxemburg, the Netherlands, Norway, Sweden and Switzerland, this expanded agreement now includes Malaysia, Indonesia, the Philippines, Thailand, Taiwan, Vietnam, Hong Kong and Singapore.
In combination with the previously signed amended and restated license agreement with Sandoz, the Company is eligible to receive up to approximately $63.5 million from Sandoz in combined upfront, regulatory and sales milestone payments for Vitaros®, which includes up to $6.4 million in upfront and pre-commercialization payments.
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

Date: February 3, 2015	By:	/s/ Richard Pascoe
Name: Richard Pascoe
Title: Chief Executive Officer

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